Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Olo Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, par value $0.001 per share, 2021 Equity Incentive Plan	Other (2)	7,892,263(6)	$16.74(2)	$132,116,482.62(2)	$0.0000927	$12,247.20

Equity	Class A Common Stock, par value $0.001 per share, 2021 Employee Stock Purchase Plan	Other (3)	1,578,452(7)	$14.23(3)	$22,461,371.96(3)	$0.0000927	$2,082.17

Equity	Class A Common Stock, par value $0.001 per share, 2015 Equity Incentive Plan	Other (4)	6,759,710(8)	$—(4)	$—(4)	$0.0000927	$—

Equity	Class B Common Stock, par value $0.001 per share, 2015 Equity Incentive Plan	Other (5)	6,759,710(9)	$9.73(5)	$65,771,978.30(5)	$0.0000927	$6,097.07

Total Offering Amounts					$220,349,832.88		$20,426.44

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$20,426.44

(1)   Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock or Class B common stock, as the case may be, that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s Class A common stock.

(2)   Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on February 18, 2022.

(3)   Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on February 18, 2022, multiplied by 85.0%, which is the percentage of the price per share applicable to purchases under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

(4)   Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A common stock issuable upon conversion of shares of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Class B common stock.

(5)   Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $9.73, which is the weighted-average exercise price for options outstanding under the Registrant’s 2015 Equity Incentive Plan (the “2015 Plan”).

(6)   Represents an automatic annual increase equal to 5.0% of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on December 31 of the preceding year, which annual increase is provided by the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”). Shares available for issuance under the 2021 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 17, 2021 (File No. 333- 254375).

(7)   Represents an automatic increase equal to 1.0% of the total number of shares of the Registrant’s Class A common stock outstanding on December 31 of the preceding year, which annual increase is provided by the 2021 ESPP. Shares available for issuance under the 2021 ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 17, 2021 (File No. 333- 254375).

(8)   Represents 6,759,710 shares of Class A common stock issuable upon conversion of Class B common stock underlying options outstanding under the 2015 Plan as of the date of this Registration Statement.

(9)   Represents 6,759,710 shares of Class B common stock issuable upon exercise of options outstanding under the Registrant’s 2015 Plan as of the date of this Registration Statement. To the extent that any such stock options expire or are terminated prior to exercise, the shares of Class B common stock reserved for issuance pursuant to such stock options will become available for issuance as shares of Class A common stock under the 2021 Plan.